UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 23, 2010

CORNERSTONE HEALTHCARE PLUS REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01	OTHER EVENTS

On November 15, 2010, Cornerstone Healthcare Plus REIT, Inc., (the “Company”) filed its quarterly report on Form 10-Q.    Subsequent to this filing, the Company identified a typographical error in its Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations - Funds from Operations and Modified Funds from Operations.  The modified funds from operation per weighted common shares outstanding for the three and nine months ended September 30, 2010 should be $0.03 and $0.10, respectively.

The corrected table is set forth below:

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Net loss	$(1,648,000)	$(829,000)	$(4,217,000)	$(2,905,000)
Adjustments:
Net loss attributable to noncontrolling interests	40,000	8,000	118,000	42,000
Depreciation and amortization	1,183,000	406,000	2,753,000	958,000
Funds from operations (FFO) (1)	$(425,000)	$(415,000)	$(1,346,000)	$(1,905,000)

Add back: Real estate acquisition costs	653,000	252,000	1,992,000	1,101,000
Modified funds from operation (MFFO) (1)	$228,000	$(163,000)	$646,000	$(804,000)

Weighted average shares outstanding	8,782,378	2,775,594	6,523,893	1,682,899
Modified funds from operation per weighted common shares outstanding	$0.03	$(0.06)	$0.10	$(0.48)

(1)	Reported amounts are attributable to our common stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

Dated: November 23, 2010	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer